Exhibit 5.1

December 21, 2009

Genta Incorporated
200 Connell Drive
Berkeley Heights, New Jersey 07922

RE:	Genta Incorporated Registration Statement on Form S-1 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Genta Incorporated, a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the proposed offering and sale of up to 54,713,329 shares of the Company’s common stock, $0.001 par value per share (the “Shares”).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP